EXHIBIT 21 - LIST OF SUBSIDIARIES.
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The following subsidiaries are wholly owned by the parent company Gallery of
History, Inc., which was incorporated in Nevada in November 1981:







                                3601 West Sahara Corp.
                                 A Nevada Corporation




                                Gallery of History, Inc.
                                 A Delaware Corporation




                           Gallery of History Auctions, Inc.
                                 A Nevada Corporation